UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2019

Seelos Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Park Avenue, 12th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (646) 998-6475

 (Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

As previously reported by Seelos Therapeutics, Inc. (the "Company") in its Current Reports on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on each of October 17, 2018, November 16, 2018 and January 16, 2019, the Company entered into a Securities Purchase Agreement dated as of October 16, 2018, by and among the Company, the Delaware corporation that was previously known as "Seelos Therapeutics, Inc." and the buyers listed on the signature pages attached thereto (the "Investors"), as amended (the "Securities Purchase Agreement").

On January 31, 2019, pursuant to the terms of the Securities Purchase Agreement, the Company issued warrants (the "Warrants") to purchase an aggregate of 1,463,519 shares of its common stock, par value $0.001 per share ("Common Stock") to the Investors. The Warrants are comprised of two series of warrants, the Series A Warrants to Purchase Common Stock (the "Series A Warrants") and the Series B Warrants to Purchase Common Stock (the "Series B Warrants"). The Series A Warrants are initially exercisable for an aggregate of 1,463,519 shares of Common Stock and the Series B Warrants are initially not exercisable for any shares of Common Stock.

The Series A Warrants have an initial exercise price of $4.15, were immediately exercisable upon issuance and have a term of five years from the date of issuance. The Series A Warrants provide that, for the first three years following the issuance of the Series A Warrants, if the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock for a price per share lower than the exercise price then in effect, subject to certain limited exceptions, then the exercise price of the Series A Warrants shall be reduced to such lower price per share. If the Company issues or sells, or is deemed to have issued or sold any shares of Common Stock for a price per share lower than the exercise price then in effect after the first three years following the issuance of the Series A Warrants, subject to certain limited exceptions, then the exercise price of the Series A Warrants shall be reduced to an amount equal to the product of (i) the exercise price then in effect and (ii) the quotient determined by dividing (a) the sum of (x) the product derived by multiplying the exercise price then in effect and the number of shares of Common Stock outstanding immediately prior to the new issuance plus (y) the consideration received by the Company for the new issuance, by (b) the product derived by multiplying (1) the exercise price then in effect by (2) the number of shares of Common Stock outstanding immediately after the new issuance. In addition, the exercise price and the number of shares of Common Stock issuable upon exercise of the Series A Warrants will also be subject to adjustment in connection with stock splits, dividends or distributions or other similar transactions.

Additionally, every ninth trading day up to and including the 45th trading day (each, a "Reset Date") following (i) each date on which a registration statement registering any shares of Common Stock underlying the Warrants ("Warrant Shares") is declared effective or is available for use, (ii) if there is no registration statement registering all of the Warrant Shares, the earlier to occur of (a) the first date on which the holders can sell all the Warrant Shares without restriction or limitation pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), and (b) July 24, 2019 (such earlier date, the "Six Month Reset Date") and (iii) in the event that the Company (a) fails for any reason to satisfy the requirements of Rule 144(c)(1) under the Securities Act or (b) has ever been an issuer described in Rule 144(i)(1)(i) under the Securities Act or becomes such an issuer in the future, and the Company fails to satisfy any condition set forth in Rule 144(i)(2) under the Securities Act (each of clauses (a) and (b), a "Public Information Failure") at any time following the Six Month Reset Date, then the earlier to occur of (1) the date the Public Information Failure is cured and no longer prevents the holder from selling all of the Warrant Shares pursuant to Rule 144 without restriction or limitation, (2) the first date on which the holders can sell all the Warrant Shares without restriction or limitation pursuant to Rule 144 under the Securities Act and without the requirement to be in compliance with Rule 144(c)(1), and (3) January 24, 2020 (such 45 trading day period, the "Reset Period" and each such 45th trading day after (i), (ii) or (iii), the "End Reset Date"), the exercise price will be adjusted to be the lesser of (i) the exercise price then in effect and (ii) 125% of 80% of the average of the five lowest volume-weighted average trading prices of a share of Common Stock as quoted on the Nasdaq Capital Market during the applicable Reset Period to date and the number of shares of Common Stock issuable upon exercise of the Series A Warrants will be proportionally increased accordingly, provided that the Company shall in no event issue shares of Common Stock pursuant to the exercise of the Warrants, in the aggregate, in excess of 15,963,030 (the "Warrant Issuance Cap"). In the event that the Company is unable to issue shares of Common Stock pursuant to an exercise of Warrants due to the application of the Warrant Issuance Cap, the Company will pay to the exercising holder an amount in cash per share equal to the difference between the last closing trade price of the Common Stock and the applicable exercise price, to the extent not previously paid to the Company.

Pursuant to the Series A Warrants, the Company agreed not to enter into, allow or be party to certain fundamental transactions, generally including any merger with or into another entity, sale of all or substantially all of the Company's assets, tender offer or exchange offer, or reclassification of the Common Stock (a "Fundamental Transaction") until the Reservation Date. Thereafter, the Company agreed not to enter into or be party to a Fundamental Transaction unless the successor entity in such transaction assumes in writing all of the Company's obligations under the Series A Warrants, upon which the Series A Warrants shall become exercisable for shares of Common Stock, shares of the common stock of the successor entity or the consideration that would have been issuable to the holders had they exercised the Series A Warrants prior to such Fundamental Transaction, at the holders' election. Additionally, if the successor entity is a publicly traded corporation, the holders may elect to receive an equivalent security of the successor entity, in exchange for the Series A Warrants. Any security issuable or potentially issuable to the holder pursuant to the terms of the Series A Warrants on the consummation of a Fundamental Transaction must be registered and freely tradable by the holder without any restriction or limitation or the requirement to be subject to any holding period pursuant to any applicable securities laws.

Additionally, at the request of a holder delivered before the 90th day after the consummation of a Fundamental Transaction, the Company or the successor entity must purchase such holder's Warrant for the value calculated using the Black-Scholes option pricing model as of the day immediately following the public announcement of the applicable Fundamental Transaction, or, if the Fundamental Transaction is not publicly announced, the date the Fundamental Transaction is consummated.

The Series A Warrants also contain a "cashless exercise" feature that allows the holders to exercise the Series A Warrants without making a cash payment in the event that there is no effective registration statement registering the shares issuable upon exercise of the Series A Warrants. The Series A Warrants are subject to a blocker provision which restricts the exercise of the Series A Warrants if, as a result of such exercise, the holder, together with its affiliates and any other person whose beneficial ownership of shares of Common Stock would be aggregated with the holder's for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), would beneficially own in excess of 4.99% or 9.99% of the outstanding shares of Common Stock (including the shares of Common Stock issuable upon such exercise), as such percentage ownership is determined in accordance with the terms of the Series A Warrants.

The Series B Warrants have an exercise price of $0.001, were immediately exercisable upon issuance and will expire on the day following the later to occur of (i) the Reservation Date, and (ii) the date on which the Series B Warrants have been exercised in full (without giving effect to any limitation on exercise contained therein) and no shares remain issuable thereunder. The Series B Warrants are initially exercisable for no shares of Common Stock. On each Reset Date, the number of shares of Common Stock issuable upon exercise of the Series B Warrants shall be increased to the number (if positive) obtained by subtracting (i) 1,829,406 from (ii) the quotient determined by dividing (a) the pro rata portion of the purchase price paid by such holder pursuant to the Securities Purchase Agreement by (b) 80% of the average of the five lowest volume-weighted average trading price of a share of Common Stock as quoted on the Nasdaq Capital Market during the applicable Reset Period to date, provided that the Company shall in no event issue shares of Common Stock pursuant to the exercise of the Warrants, in the aggregate, in excess of the Warrant Issuance Cap. In the event that the Company is unable to issue shares of Common Stock pursuant to an exercise of Warrants due to the application of the Warrant Issuance Cap, the Company will pay to the exercising holder an amount in cash per share equal to the difference between the last closing trade price of the Common Stock and the applicable exercise price, to the extent not previously paid to the Company.

Pursuant to the Series B Warrants, the Company also agreed not to enter into, allow or be party to a Fundamental Transaction until the Reservation Date. Thereafter, the Company agreed not to enter into or be party to a Fundamental Transaction unless the successor entity in such transaction assumes in writing all of the Company's obligations under the Series B Warrants, upon which the Series B Warrants shall become exercisable for shares of Common Stock, shares of the common stock of the successor entity or the consideration that would have been issuable to the holders had they exercised the Series B Warrants prior to such Fundamental Transaction, at the holders' election. Additionally, if the successor entity is a publicly traded corporation, the holders may elect to receive an equivalent security of the successor entity, in exchange for the Series B Warrants. Any security issuable or potentially issuable to the holder pursuant to the terms of the Series B Warrants on the consummation of a Fundamental Transaction must be registered and freely tradable by the holder without any restriction or limitation or the requirement to be subject to any holding period pursuant to any applicable securities laws.

The Series B Warrants also contain a "cashless exercise" feature that allows the holders to exercise the Series B Warrants without making a cash payment. The Series B Warrants are subject to a blocker provision which restricts the exercise of the Series B Warrants if, as a result of such exercise, the holder, together with its affiliates and any other person whose beneficial ownership of shares of Common Stock would be aggregated with the holder's for purposes of Section 13(d) of the Exchange Act would beneficially own in excess of 4.99% or 9.99% of the outstanding shares of Common Stock (including the shares of Common Stock issuable upon such exercise), as such percentage ownership is determined in accordance with the terms of the Series B Warrants.

In the event that the Company does not have sufficient authorized shares to deliver in satisfaction of an exercise of a Series B Warrant, then unless the holder elects to void such attempted exercise, the holder may require the Company to pay an amount equal to the product of (i) the number of shares that the Company is unable to deliver and (ii) the highest volume-weighted average price of a share of Common Stock as quoted on the Nasdaq Capital Market during the period beginning on the date of such attempted exercise and ending on the date that the Company makes the applicable payment.

The foregoing summaries of the Warrants are qualified in their entirety by reference to full text of the form of Series A Warrant and form of Series B Warrant filed herewith as Exhibits 4.1 and 4.2, respectively.

Item 3.02    Unregistered Sales of Equity Securities.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company issued the Warrants to the Investors in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration for private placements based in part on the representations made by the Investors, including the representations with respect to each Investor's status as an "accredited investor", as such term is defined in Rule 501(a) of the Securities Act, and the Investors' investment intent.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description
4.1	Form of Series A Warrant, issued to investors on January 31, 2019.
4.2	Form of Series B Warrant, issued to investors on January 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Seelos Therapeutics, Inc.

Date: February 6, 2019	By:	/s/ Raj Mehra, Ph.D.
Name: Raj Mehra, Ph.D.